As filed with the Securities and Exchange Commission on January 20, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________________
X4 Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
___________________________________________

Delaware	27-3181608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

61 North Beacon Street, 4th Floor Boston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)
X4 Pharmaceuticals, Inc. Amended and Restated 2017 Equity Incentive Plan
X4 Pharmaceuticals, Inc. 2017 Employee Stock Purchase Plan
X4 Pharmaceuticals, Inc. 2019 Inducement Equity Incentive Plan
(Full title of the plan)

Paula Ragan, Ph.D.
President and Chief Executive Officer
X4 Pharmaceuticals, Inc.
61 North Beacon Street, 4th Floor
Boston, Massachusetts 02134
(857) 529-8300
(Name, address and telephone number, including area code, of agent for service)
___________________________
Copy to:
Daniel I. Goldberg
Courtney T. Thorne
Cooley LLP
55 Hudson Yards
New York, NY 10001-2157
(212) 479-6000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plans is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8 (File No. 333-221622) filed with the Securities and Exchange Commission (“SEC”) on November 16, 2017 relating to the Registrant’s 2010 Special Stock Incentive Plan, 2011 Stock Incentive Plan, the Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”) and the 2017 Employee Stock Purchase Plan (the “2017 ESPP”); (ii) the Registration Statement on Form S-8 (File No. 333-223539) filed with the SEC on March 9, 2018 relating to the Registrant’s 2017 Plan; (iii) the Registration Statement on Form S-8 (File No. 333-230181) filed with the SEC on March  11, 2019 relating to the 2017 Plan and the 2017 ESPP; (iv) the Registration Statement on Form S-8 (File No.  333-233162) filed with the SEC on August 9, 2019 relating to the 2019 Equity Inducement Incentive Plan (the “Inducement Plan”); (iv) the Registration Statement on Form S-8 (File No. 333-237164) filed with the SEC on March 13, 2020 relating to the 2017 Plan, the 2017 ESPP and the Inducement Plan; (v) the Registration Statement on Form S-8 (File No 333-239082) filed with the SEC on June 10, 2020 relating to the 2017 Plan; (vi) the Registration Statement on Form S-8 (File No 333-254618) filed with the SEC on March 23, 2021 relating to the 2017 Plan, the 2017 ESPP and the Inducement Plan and (vii) the Registration Statement on Form S-8 (File No 333-263430) filed with the SEC on March 10, 2022 relating to the 2017 Plan, the 2017 ESPP and the Inducement Plan, in each case except for Item 8, Exhibits, with respect to which the Exhibit Index below is incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
4.1	Restated Certificate of Incorporation, as amended, as of September 1, 2022		8-K (Exhibit 3.1)	9/1/2022	001-38295
4.2	Amended and Restated By-laws of the Registrant		8-K (Exhibit 3.2)	11/20/2017	001-38295
4.3	Form of Common Stock Certificate		8-K (Exhibit 4.1)	03/13/2019	001-38295
5.1	Opinion of Cooley LLP with respect to the legality of the securities being registered	X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm to X4 Pharmaceuticals, Inc.	X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)	X
99.1	X4 Pharmaceuticals Inc. Amended and Restated 2017 Equity Incentive Plan		S-8 (Exhibit 99.1)	6/10/2020	333-239082
99.2	Form of Incentive Stock Option Agreement under the Amended and Restated 2017 Equity Incentive Plan		S-1 (Exhibit 10.8)	10/20/2017	001-38295
99.3	Form of Nonstatutory Stock Option Agreement under the Amended and Restated 2017 Equity Incentive Plan		S-1 (Exhibit 10.9)	10/20/2017	001-38295
99.4	Form of Restricted Stock Agreement under the Amended and Restated 2017 Equity Incentive Plan		8-K (Exhibit 10.6)	11/27/2018	001-38295
99.5	Form of Restricted Stock Unit Agreement under the Amended and Restated 2017 Equity Incentive Plan		8-K (Exhibit 10.5)	06/19/2019	001-38295
99.6	Form of Performance-Based Restricted Stock Unit Agreement under the Amended and Restated 2017 Equity Incentive Plan		S-8 (Exhibit 99.6)	6/10/2020	333-239082
99.7	2017 Employee Stock Purchase Plan		S-1 (Exhibit 10.10)	10/20/2017	001-38295
99.8	X4 Pharmaceuticals Inc. 2019 Inducement Equity Incentive Plan		8-K (Exhibit 10.1)	12/23/2022	001-38295
99.9	Form of Stock Option Agreement under the 2019 Inducement Equity Incentive Plan		8-K (Exhibit 10.2)	6/19/2019	001-38295
99.10	Form of Restricted Stock Agreement under 2019 Inducement Equity Incentive Plan		8-K (Exhibit 10.3)	6/19/2019	001-38295
99.11	Form of Restricted Stock Unit Agreement under 2019 Inducement Equity Incentive Plan		8-K (Exhibit 10.4)	6/19/2019	001-38295
107	Filing Fee Table	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on January 20, 2023.
X4 PHARMACEUTICALS, INC.
By: /s/ Paula Ragan, Ph.D
Paula Ragan, Ph.D.
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of X4 Pharmaceuticals, Inc., hereby severally constitute and appoint Paula Ragan, Ph.D. and Adam S. Mostafa, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of X4 Pharmaceuticals, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paula Ragan	President, Chief Executive Officer and Director (principal executive officer)	January 20, 2023
Paula Ragan, Ph.D.

/s/ Adam S. Mostafa	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	January 20, 2023
Adam S. Mostafa

/s/ Michael S. Wyzga	Chairman of the Board of Directors	January 20, 2023
Michael S. Wyzga

/s/ William E. Aliski	Director	January 20, 2023
William E. Aliski

/s/ Gary J. Bridger	Director	January 20, 2023
Gary J. Bridger, Ph.D.

/s/ Francoise De Craecker	Director	January 20, 2023
Francoise De Craecker

/s/ Alison F. Lawton	Director	January 20, 2023
Alison F. Lawton

/s/ David McGirr	Director	January 20, 2023
David McGirr, M.B.A.

/s/ Murray W. Stewart, M.D.	Director	January 20, 2023
Murray W. Stewart, M.D.